AFFILIATED UNDERWRITINGS (RULE 10F-3) FORM


1.    Security Purchased:       EMC 2.65%  06/01/2020
2.    Cusip Number:             268648AQ5
3.    Date of Purchase:         06/03/2013
4.    Broker Name:              Citigroup/Bank of America
(Cannot purchase directly from PNC Affiliated Underwriter)

5. The purchase of the security is determined by a person who has portfolio management responsibility for PNC Bank to be a sound acquisition for PNC Bank on the basis of PNC Bank's investment guidelines, which may include the following (i) investment
objectives: (ii) tax-exempt targets; (iii) maturity targets;
(iv) duration / convexity; (v) diversification; (vi)spread;
and any other considerations pertinent to the account:
Yes______X__     No________(only for separately managed
accounts subadvised by PNC Capital)

6.    Issuer:  EMC Corp.

7.    Name of Affiliated Underwriter (as defined in PNC Funds',
PNC Advantage's, and PNC Capital's procedures) managing or participating in syndicate (attach list of all members of syndicate):
PNC Capital Markets LLC

8   Aggregate principal amount
    of purchase:         $3,000,000

9.    Aggregate principal amount
    of offering:         $2,500,000,000

10.    Purchase price (net of fees and expenses):     99.760

11.    Date offering commenced:     June 3, 2013

12.    Offering price at end of first day on which any sales were
       made:     100.00

13.    Commission, spread or profit:

14.    Have the following conditions been satisfied:
                                               Yes                     No
 a. Does the account's governing
document(s) allow for this    security
to be purchased?                           _____X_____       ____________

b. The securities are a part of an issue
registered under the Securities Act of
1933, as amended, which is being offered
to the public, or are Eligible Municipal
Securities or are securities sold in an
Eligible Foreign Offering, or are
securities sold in an Eligible Rule 144A
Offering.                                ____X_______         ___________
c. The securities were purchased prior
to the end of the first full day on
which any sales were made, at a price
that was not more than the price paid by
each other purchaser of securities in
that offering or in any concurrent
offering of the securities (except, in
the case of an Eligible Foreign
Offering, for any rights to purchase
required by law to be granted to
existing security holders of the issuer)
or, if a rights offering, the securities
were purchased on or before the fourth
day preceding the day on which  the
rights offering terminated.              _____X_____         ____________

d. The underwriting was a firm
commitment underwriting?                 _____X______         ___________

e. The commission, spread or profit was
reasonable and fair in relation to that
being received by others for
underwriting similar securities during
the same period?                         _____X______         ___________

f. In respect of any securities other
than Eligible Municipal Securities, the
issuer of such securities has been in
continuous operation for not less than
three years (including the operations of
predecessors).                           ______X_____         ___________

g. The amount of such securities
purchased by the account(s)  and any
other investment companies advised by
PNC Capital Advisors, LLC did not exceed
(i) if purchased in an offering other
than an Eligible Rule 144A Offering, 25%
of the principal amount of the
securities being offered, or (ii) if
purchased in an Eligible Rule 144A
Offering, 25% of the total of (A) the
principal amount of the class of
securities being offered that were sold
by underwriters or members of the
selling syndicate to qualified
institutional buyers (as defined in Rule
144A(a)(1) under the Securities Act of
1933, as amended), plus (B) the
principal amount of the class of
securities being offered in any
concurrent offering.                  _____X______         ___________

h. No Affiliated Underwriter was a
direct or indirect participant in, or
benefited directly or indirectly from,
the purchase?                        ______X_____         ___________


      Portfolio Manager(s) (Name): Tim Compan
      Signature(s): _________________________________
      Date: __6/3/2013________________

      Board of Trustees Review Date (PNC Funds & PNC Advantage
Funds):        ______

Account Information (please list accounts below or attach a worksheet with the following information included):

Account Number     Par         Exec Price

Account             Acct Name                  Par            Exec Price
carm0016         PNC INTERMEDIATE             620000             99.76
                 BOND FUND
cn000048         CWRU CTF                      10000             99.76
                 BALANCED FUND APIF
cn000102         JOHN P MURPHY FDN-            15000             99.76
                 FIXED INCOME
cn000172         L.C. HANNA FBO                20000             99.76
                 UNIVSERITY HOSPITAL -
                 FIXED INCOME
cn000498         MADISON HEIGHTS               25000             99.76
                 POLICE & FIRE RETIREMENT
                 SYSTEM - FIXED
cn000515         OSF GENERAL/PROFESSIONAL      140000            99.76
                 LIABILITY LOSS FUND
cn000519         OTTAWA COUNTY                 15000             99.76
                 INSURANCE AUTHORITY- FIXED
cn000540         CITY OF SOUTHGATE             15000             99.76
                 POLICE AND FIRE
                 RETIREMENT SYSTEM - FIXED
cn000542         ST FRANCIS INVESTMENT         75000             99.76
                 AGENCY FIXED INCOME
cn000543         ST FRANCIS CHARITABLE         45000             99.76
                 FIXED INCOME
cn000548         ST FRANCIS UNEMPLOYMENT       5000              99.76
                 COMP FIXED INCOME
cn000963         YOUNGSTOWN STATE UNIVERSITY   10000             99.76
                 -INTERM TERM FIXED POOL
cn000984         SUSAN SCHOTTENSTEIN DIAMOND   10000             99.76
                 1983 REV TRUST - FIXED
cn001000         CLEVELAND STATE UNIVERSITY    70000             99.76
cn001101         CARITAS - FIXED INCOME        10000             99.76
cn001243         CITY OF SOUTHGATE             10000             99.76
                MUNICIPAL - FIXED
cn001277        CITY OF GIBRALTAR             5000              99.76
                POLICE AND FIRE
                RETIREMENTSYSTEM - FIXED
cn001279        CITY OF RIVERVIEW             15000             99.76
                EMPLOYEES RETIREMENT
                SYSTEM - FIXED
cn001310        WOODHAVEN EMP                 10000             99.76
                PEN. - FIXED
cn001457        TAYLOR P&F -                  20000             99.76
                FIXED INCOME
cn001459        CITY OF ALLEN PARK            40000             99.76
                RETIREMENT SYSTEM -
                FIXED INCOME
cp000498        EDITH L TREES                 50000             99.76
                CHARITABLE TRUAPIF
cp000667        JOHN J ROBERTS CRT            5000              99.76
                II IMA   APIF
cp000668        JOHN J ROBERTS                5000              99.76
                CRT I IMA    APIF
cp001254        KESWICK PNC FIXED  APCF       50000             99.76
cp001256        ROBINWOOD MEDICAL             5000              99.76
                CENTER MAIAPIF
cp001257        WASH CNTY HOSP TRI            10000             99.76
                ST HLTH MAPIF
cp001258        VIRGINIA SOLUTION             185000            99.76
                SPC LTD MAAPIF
cp001259        ANTIETAM INS CO               45000             99.76
                LTD MAIN    APIF
cp001261        BROADMEAD PNC MAIN  APIF      15000             99.76
cp001262        THE WILLIAM G BAKER           10000             99.76
                JR MEMORAPIF
cp001263        W SETON BELT  APIF            5000              99.76
cp001264        THOMAS W PANGBORN             10000             99.76
                RESIDUE   APIF
cp001265        HECHT-LEVI FOUNDATION  APIF   10000             99.76
cp001408        ERIE CEMETERY  APIF           5000              99.76
cp001409        LECOM ESCROW &                15000             99.76
                BUILDING FUNDAPIF
cp001410        WATSON MEMORIAL HOME  APIF    5000              99.76
cp001423        KEYSTONE COLLEGE              5000              99.76
                END FUND   APIF
cp002654        STEPHEN J BISCIOTTI           10000             99.76
                IMA  APIF
cp003985        T.J. SAMSON                   100000            99.76
                COMMUNITY HOSPITAPIF
cp005072        BHG LONG TERM RES             105000            99.76
                PNC FIXED APIF
cp005270        E S PRENTISS FOUNDATION       20000             99.76
                -IR  APIF
cp007575        ALLE-KISKI MEDICAL            35000             99.76
                CENTER   APIF
cpx04422        HURLEY RETIREE                35000             99.76
                HEALTH TRUST
cx000009         CHILDRENS HOSPITAL FIXED    140000            99.76
cx000091         WAYNE COUNTY COMMUNITY      40000             99.76
                 FOUNDATION FIXED
cx000135         WESTERN RESERVE             30000             99.76
                 ASSURANCE CO LTD SPC
cx000159         GARDEN CITY HOSPITAL -      25000             99.76
                 FUNDED DEPRECIATION
cx000209         NATIONAL CITY CORP -        45000             99.76
                 SERP FIXED INCOME
cx000244         LUTHERAN FDN -              45000             99.76
                 ALLEGIANT FIX INC
cx000301         MIDMICHIGAN ASSURANCE       20000             99.76
                 GROUP LTD
cx000318         MERCY MEMORIAL HOSPITAL     20000             99.76
cx000324         MUNSON HEALTHCARE           35000             99.76
cx000326         MUNSON HEALTHCARE           10000             99.76
                 REGIONAL FDN
cx000330         MOUNTAIN STATES             35000             99.76
                 HEALTH CARE ALLIANCE
cx000332         WF SERVICES INVESTMENT      275000            99.76
                 TRUST CAPITAL POOL
cx000333         WF SYSTEM RETIREMENT PLAN   190000            99.76
cx000338         ST CLARA PROVINCE           40000             99.76
                 CHARITABLE TRUST
cx000365         JEWISH FEDERATION OF        20000             99.76
                 GREATER PITTSBURGH
in000097         BUECHNER LUCY R CORP        30000             99.76
                 T/A - FIXED
in000564         ENO TRANSPORTATION          5000              99.76
                 FOUNDATION INC
in000585         FIRST CONGREGATIONAL        20000             99.76
                 CHURCH ENDOW FD -
                 FIXED INCOME
in002137         DIOCESE OF ERIE             10000             99.76
                 INTERMEDIATE TERM
                 FIXED INCOME
in002444         DETROIT MACOMB HOSPITAL     5000              99.76
                 CORPORATION  SELF
                 INSURANCE PLANS
in003109         ROSE KOEHLER CURTZE         5000              99.76
                 MEMORIAL FUND T/W
                 FIXED INCOME
in003259         MIDWEST EYE-BANKS           5000              99.76
                 NCB FIXED INCOME
in003268         FOX EMMA R CHAR             5000              99.76
                 TRUST FIXED INCOME
in003313         BUTLER INSTITUTE OF         20000             99.76
                 AMERICAN ART FIXED INCOME